Exhibit 10.2.4

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this "Amendment"), with an effective date as of March 7, 2011, is entered into by and among the Lenders party hereto, WELLS FARGO CAPITAL FINANCE, LLC, formerly known as Wells Fargo Foothill, LLC, a Delaware limited liability company, as the agent for the Lenders (in such capacity, "Agent"), MDC PARTNERS INC., a Canadian corporation ("Parent"), MAXXCOM INC., a Delaware corporation ("Borrower"), and each of the Subsidiaries of Parent identified on the signature pages hereof (together with Parent and Borrower, the "Loan Parties").

WHEREAS, Parent, Borrower, the other Loan Parties, Agent, and Lenders are parties to that certain Credit Agreement dated as of October 23, 2009 (as amended, modified or supplemented from time to time, the "Credit Agreement");

WHEREAS, Borrower, Agent and the Lenders have agreed to amend and modify the Credit Agreement as provided herein, in each case subject to the terms and provisions hereof.

NOW THEREFORE, in consideration of the premises and mutual agreements herein contained, the parties hereto agree as follows:

1.           Defined Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

2.           Amendments to Credit Agreement.  Subject to the satisfaction of the conditions set forth in Section 4 below and in reliance upon the representations and warranties of the Loan Parties set forth in Section 5 below, the Credit Agreement is amended as follows:

(a)          Section 2.1(d) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(d)          Notwithstanding anything contained in the Loan Documents to the contrary, in the event the Maximum Revolver Amount has been increased pursuant to Section 2.2, Revolver Usage shall at no time exceed either (a) the maximum amount of Indebtedness permitted to be outstanding under Section 3.8(a)(2) of the Senior Unsecured Trust Indenture (or, after the consummation of any Permitted Senior Unsecured Debt Refinancing, the corresponding section of the Permitted Refinancing Senior Unsecured Trust Indenture) or (b) the maximum amount of Indebtedness permitted to be secured under clauses (10) and (22) of the definition of "Permitted Liens" set forth in the Senior Unsecured Trust Indenture (or, after the consummation of any Permitted Senior Unsecured Debt Refinancing, the corresponding clauses of the definition of "Permitted Liens" set forth in the Permitted Refinancing Senior Unsecured Trust Indenture), in each case as such provisions of the Senior Unsecured Trust Indenture or the Permitted Refinancing Senior Unsecured Trust Indenture may be amended, modified, waived or supplemented from time to time in accordance with the terms thereof.

(b)          Clause (c) of Section 3.2 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(c)           if any request in a calendar month for such extension of credit would cause Revolver Usage to exceed $75,000,000, Borrower shall have delivered to Agent during such month and prior to such requested extension of credit the Certificate re Consolidated EBITDA and Consolidated Leverage Ratio Calculation for the most recently ended four fiscal quarter period for which financial statements are available to Parent, certifying as to the maximum amount of Revolver Usage that may be outstanding during such month that will not cause the Obligations to breach Sections 3.8 or 3.14 of the Senior Unsecured Trust Indenture (or, after the consummation of any Permitted Senior Unsecured Debt Refinancing, the corresponding sections of the Permitted Refinancing Senior Unsecured Trust Indenture).

(c)           Section 5.11 of the Credit Agreement is hereby amended by deleting each reference to "20 days" contained therein and inserting, in each case, "30 days" in lieu thereof.

(d)           Clause (i) of Section 5.17 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(i)            In the event at any time after the Closing Date, Schedule 4.28 does not accurately reflect the locations of all tangible assets of the Loan Parties, Borrower shall, within 30 days of the date such schedule becomes inaccurate, deliver an updated Schedule 4.28 to Agent containing such information as is necessary to make such schedule accurate as of the date such schedule is delivered;

(e)           Section 6.5 of the Credit Agreement is hereby amended by adding the parenthetical "(or such shorter period as Agent may agree to in its sole discretion)" at the end of such Section.

(f)            Clause (a) of Section 6.7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(a)           Except in connection with Earn-outs, Permitted Senior Unsecured Debt Refinancings and Refinancing Indebtedness permitted by Section 6.1,

(g)           Section 6.9 of the Credit Agreement is hereby amended and restated in its entirety as follows:

6.9.           Restricted Junior Payments.

Make any Restricted Junior Payment; provided, that (a) any Subsidiary of Parent may declare and pay dividends to a Loan Party (other than Parent), (b) any Subsidiary of Parent may pay dividends to Parent (i) in amounts necessary to pay customary expenses of the Parent in the ordinary course of its business as a public holding company (including salaries and related reasonable and customary expenses incurred by employees of the Parent) and (ii) in amounts necessary to pay taxes when due and owing by Parent, (c) any Subsidiary of Parent or the applicable parent company of such Subsidiary may make Restricted Junior Payments to such Subsidiary's shareholders and employees and management personnel of such Subsidiary's shareholders pursuant to the terms of the shareholder agreements or similar agreements between such Subsidiary or the applicable parent company of such Subsidiary and such shareholders, including without limitation payments in respect of and pursuant to the Put Obligations, (d) Parent and any Subsidiary of Parent may repurchase from its employees Stock of Parent or such Subsidiary up to an aggregate amount, for all such repurchases by Parent and all Subsidiaries of Parent permitted pursuant to this clause (d), not to exceed $4,000,000 in any fiscal year; provided, however, that if the amount of repurchases permitted by this clause (d) to be made in any fiscal year is greater than the amount of the repurchases actually made in such fiscal year (the amount by which such permitted repurchases for such fiscal year exceeds the actual amount of repurchases made for such fiscal year, the "Repurchase Carry-Over Amount"), then the Repurchase Carry-Over Amount may be carried forward to the next succeeding fiscal year (the "Repurchase Succeeding Fiscal Year"); provided further that the Repurchase Carry-Over Amount applicable to a particular Repurchase Succeeding Fiscal Year may not be carried forward to another fiscal year, (e) any Loan Party may make payments in respect of Earn-outs, and (f) so long as (i) no Default or Event of Default exists or would otherwise arise as a result thereof and (ii) Excess Availability, after giving effect thereto, exceeds the Applicable Excess Availability Amount (such conditions, collectively, the "Restricted Junior Payment Basket Conditions"), Parent and its Subsidiaries may make Restricted Junior Payments in any fiscal year ending on or after December 31, 2011, not otherwise permitted pursuant to clauses (a) through (e) above, up to an amount not to exceed 75% of Excess Cash Flow for the immediately prior fiscal year; provided, however, that, if the amount of Restricted Junior Payments permitted by this clause (f) to be made in any fiscal year ending on or after December 31, 2011 is greater than the amount of the Restricted Junior Payments actually made in such fiscal year (the amount by which such permitted Restricted Junior Payments for such fiscal year exceeds the actual amount of Restricted Junior Payments made for such fiscal year, the "Restricted Junior Payments Carry-Over Amount"), then the Restricted Junior Payments Carry-Over Amount may be carried forward to the next succeeding fiscal year (the "Restricted Junior Payments Succeeding Fiscal Year"); provided further that the Restricted Junior Payments Carry-Over Amount applicable to a particular Restricted Junior Payments Succeeding Fiscal Year (1) may not be carried forward to another fiscal year and (2) may not in any event be used unless the Restricted Junior Payment Basket Conditions are satisfied.

(h)           Subsection (e) of Section 7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e)           Total Leverage Ratio.  Have a Total Leverage Ratio, measured on a quarter-end basis, of not greater than the applicable ratio set forth in the following table for the applicable date set forth opposite thereto:

Applicable Ratio	Applicable Date
3.50:1.0	For the 12 month period ending December 31, 2010

4.00:1.0	For the 12 month period ending March 31, 2011

3.75:1.0	For the 12 month period ending June 30, 2011 and for the 12 month period ending on the last day of each calendar quarter thereafter

(i)           Subsection (f) of Section 7 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(f)           Minimum Accounts.  At all times, the aggregate amount of Loan Parties' Accounts shall be an amount equal to or in excess of 110% of the Maximum Revolver Amount.

(j)           The definition of "Acquisition" set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Acquisition" means (a) the purchase or other acquisition by a Person or its Subsidiaries of assets of (or any division or business line of) any other Person, or (b) the purchase or other acquisition (whether by means of merger, amalgamation, consolidation, investment in the form of an initial capital contribution, or otherwise) by a Person or its Subsidiaries of Stock of any other Person.

(k)           The definition of "Capital Expenditures Trigger Date" set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Capital Expenditure Trigger Date" means the date set forth in a written notice by Agent to Borrower and identified as the "Capital Expenditure Trigger Date", which date shall be on or after the last day of any consecutive 30 day period during which the daily average Excess Availability is less than the Applicable Excess Availability Amount.

(l)           Clause (b) of the definition of "Permitted Acquisition" set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(b)           no Indebtedness (other than Indebtedness evidenced by the Agreement and the other Loan Documents) will be incurred, assumed, or would exist with respect to Parent or any Subsidiary of Parent as a result of such Acquisition (other than (i) Earn-outs pursuant to the terms of the definitive documentation for such Acquisition, (ii) Acquired Indebtedness and (iii) unsecured Indebtedness of Parent that is incurred pursuant to clause (g) of the definition of Permitted Indebtedness), and no Liens will be incurred, assumed, or would exist with respect to the assets of Parent or any Subsidiary of Parent as a result of such Acquisition other than Permitted Liens,

(m)          Clause (c) of the definition of "Permitted Acquisition" set forth in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the reference to "30 days" contained therein and inserting "20 days" in lieu thereof.

(n)           Clause (e) of the definition of "Permitted Acquisition" set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(e)           Borrower shall have Availability plus Qualified Cash in an amount equal to or greater than the Applicable Excess Availability Amount immediately after giving effect to the consummation of the proposed Acquisition,

(o)           Clause (g) of the definition of "Permitted Acquisition" set forth in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the reference to "30 days" contained therein and inserting "20 days" in lieu thereof.

(p)           Clause (v) of the definition of "Permitted Indebtedness" set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(v)           (i) additional Indebtedness and (ii) any Refinancing Indebtedness in respect of any Indebtedness specified in subclause (i) above; provided that the aggregate amount of Indebtedness incurred and remaining outstanding pursuant to this clause (v) shall not at any time exceed $10,000,000.

(q)           Clause (q) of the definition of "Permitted Investments" set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

(q)           Investments in Pegasus Partners III, L.P. and its Affiliates after the Closing Date in an aggregate amount not exceeding $350,000 and any investments in Pegasus Partners III, L.P. existing on the Closing Date,

(r)            Clause (s) of the definition of "Permitted Investments" set forth in Schedule 1.1 of the Credit Agreement is hereby amended by deleting the reference to "$5,000,000" contained therein and inserting "$10,000,000" in lieu thereof.

(s)           The definition of "Senior Unsecured Debt" set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Senior Unsecured Debt" means the Indebtedness in an aggregate principal amount not to exceed $225,000,000 (provided that, the principal amount of such Indebtedness may be increased so long as (i) after giving effect to such increase the aggregate principal amount of such Indebtedness outstanding does not exceed $425,000,000 at any time and (ii) TTM EBITDA for the most recently ended fiscal month for which Agent has received a monthly report pursuant to Schedule 5.1  prior to such increase is equal to or greater than $75,000,000) owing by Parent to the "Holders" (as defined in the Senior Unsecured Trust Indenture or, after the consummation of any Permitted Senior Unsecured Debt Refinancing, the Permitted Refinancing Senior Unsecured Trust Indenture) pursuant to the Senior Unsecured Debt Documents.

(t)           The definition of "Senior Unsecured Debt Documents" set forth in Schedule 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

"Senior Unsecured Debt Documents" means, collectively, (a) the Senior Unsecured Trust Indenture, the "Notes" (as defined in the Senior Unsecured Trust Indenture) and the "Registration Rights Agreement" (as defined in the Senior Unsecured Trust Indenture), (b) after the consummation of any Permitted Senior Unsecured Debt Refinancing, the Permitted Refinancing Senior Unsecured Trust Indenture, the "Notes" (as defined in the Permitted Refinancing Senior Unsecured Trust Indenture) and the "Registration Rights Agreement" (as defined in the Permitted Refinancing Senior Unsecured Trust Indenture), and (c) all other agreements, instruments and documents evidencing the Senior Unsecured Debt, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

(u)           Schedule 1.1 of the Credit Agreement is hereby amended by adding the following new definitions in their appropriate alphabetical order:

"Applicable Excess Availability Amount" means $25,000,000; provided, that, if the Maximum Revolver Amount has been increased to an amount in excess of $125,000,000 in accordance with Section 2.2 of the Agreement, Applicable Excess Availability Amount means, as of any date of determination, an amount equal to $25,000,000 plus 20% of the difference between (i) the Maximum Revolver Amount as of such date (after giving effect to all such increases) and (ii) $125,000,000; provided further that, notwithstanding the foregoing, at all times during the period commencing on the Fourth Amendment Effective Date and ending on the date 45 days after the Fourth Amendment Effective Date, Applicable Excess Availability Amount means $15,000,000.

"Fourth Amendment Effective Date" means March 7, 2011."

"Permitted Refinancing Senior Unsecured Trust Indenture" means any indenture, in form and substance reasonably satisfactory to Agent, which replaces the Senior Unsecured Trust Indenture (or any Permitted Refinancing Senior Unsecured Trust Indenture) and pursuant to which the Senior Unsecured Debt under the Senior Unsecured Trust Indenture (or any Permitted Refinancing Senior Unsecured Trust Indenture) is refinanced or replaced; provided, that no such indenture shall (a) increase the maximum principal amount of the Senior Unsecured Debt; provided that, the maximum principal amount of the Senior Unsecured Debt may be increased so long as (x) after giving effect to such increase the aggregate principal amount of the Senior Unsecured Debt outstanding does not exceed $425,000,000 at any time and (y) TTM EBITDA for the most recently ended fiscal month for which Agent has received a monthly report pursuant to Schedule 5.1  prior to such increase is equal to or greater than $75,000,000, (b) increase the rate of interest on any of the Senior Unsecured Debt, (c) change the dates upon which payments of principal or interest on the Senior Unsecured Debt are due, (d) change or add any event of default or any covenant with respect to the Senior Unsecured Debt, (e) change any redemption or prepayment provisions of the Senior Unsecured Debt, (f) alter the subordination provisions with respect to the Senior Unsecured Debt, including, without limitation, subordinating the Senior Unsecured Debt to any other indebtedness, (g) take any liens or security interests in any assets of any Loan Party, or (h) change or amend any other term of the Senior Unsecured Debt Documents if such change or amendment would result in an Event of Default, increase the obligations of any Loan Party or confer additional material rights on any holder of the Senior Unsecured Debt in a manner adverse to any Loan Party, Agent or any Lenders.

"Permitted Senior Unsecured Debt Refinancing" means any refinancing or replacement of the Senior Unsecured Debt under the Senior Unsecured Trust Indenture (or any Permitted Refinancing Senior Unsecured Trust Indenture); provided that (a) the financing documentation entered into by Parent and the "Note Guarantors" party thereto in connection with such Permitted Senior Unsecured Debt Refinancing constitutes a Permitted Refinancing Senior Unsecured Trust Indenture and (b) Agent shall have received not less than 30 days prior written notice of such Permitted Senior Unsecured Debt Refinancing.

(v)         Exhibit C-2 of the Credit Agreement is hereby replaced with Exhibit C-2 attached hereto.

(w)         Schedule C-1 of the Credit Agreement is hereby replaced with Schedule C-1 attached hereto.

3.           Ratification; Other Acknowledgments.  This Amendment, subject to satisfaction of the conditions provided below, shall constitute an amendment to the Credit Agreement and all of the Loan Documents as appropriate to express the agreements contained herein.  Without limiting the foregoing, the parties hereto acknowledge and agree that, on November 22, 2010, a Revolver Increase in the amount of $25,000,000 was made in accordance with Section 2.2 of the Credit Agreement.  In all other respects, the Credit Agreement and the Loan Documents shall remain unchanged and in full force and effect in accordance with their original terms.

4.           Conditions to Effectiveness.  This Amendment shall become effective as of the date hereof and upon the satisfaction of the following conditions precedent:

(a)         Agent shall have received a fully executed copy of this Amendment;

(b)         Agent shall have received the Fourth Amendment Fee referred to below; and

(c)         No Default or Event of Default shall have occurred and be continuing on the date hereof or as of the date of the effectiveness of this Amendment.

5.           Representations and Warranties.  In order to induce Agent and Lenders to enter into this Amendment, each Loan Party hereby represents and warrants to Agent and Lenders, after giving effect to this Amendment:

(a)         All representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties were true and correct on and as of such earlier date);

(b)         No Default or Event of Default has occurred and is continuing; and

(c)         the execution, delivery and performance of this Amendment has been duly authorized by all requisite corporate action on the part of such Loan Party.

6.           Fourth Amendment Fee.  Borrower shall pay to Agent, for the ratable benefit of the Lenders based on their respective Pro Rata Shares, a fee equal to $125,000 (the "Fourth Amendment Fee") which shall be fully earned and due and payable on the date hereof.

7.           Miscellaneous.

(a)         Expenses.  Borrower agrees to pay on demand all costs and expenses of Agent (including the reasonable fees and expenses of outside counsel for Agent) in connection with the preparation, negotiation, execution, delivery and administration of this Amendment and all other instruments or documents provided for herein or delivered or to be delivered hereunder or in connection herewith.  All obligations provided herein shall survive any termination of this Amendment and the Credit Agreement as amended hereby.

(b)         Governing Law.  This Amendment shall be a contract made under and governed by the internal laws of the State of New York.

(c)         Counterparts.  This Amendment may be executed in any number of counterparts, and by the parties hereto on the same or separate counterparts, and each such counterpart, when executed and delivered, shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Amendment.

8.           Release.

(a)         In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each Loan Party, on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent and Lenders, and their successors and assigns, and their present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the "Releasees " and individually as a "Releasee"), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a "Claim" and collectively, "Claims") of every name and nature, known or unknown, suspected or unsuspected, both at law and in equity, which such Loan Party or any of its respective successors, assigns, or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the day and date of this Amendment, including, without limitation, for or on account of, or in relation to, or in any way in connection with any of the Credit Agreement, or any of the other Loan Documents or transactions thereunder or related thereto.

(b)         Each Loan Party understands, acknowledges and agrees that the release set forth above may be pleaded as a full and complete defense and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c)         Each Loan Party agrees that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized and delivered as of the date first above written.

MDC PARTNERS INC., a federal company
organized under the laws of Canada

By:	/s/ Mitchell Gendel
Name:	Mitchell Gendel
Title:	Authorized Signatory

By:	/s/ Michael Sabatino
Name:	Michael Sabatino
Title:	Authorized Signatory

MAXXCOM INC.,
a Delaware corporation

By:	/s/ Mitchell Gendel
Name:	Mitchell Gendel
Title:	Authorized Signatory

By:	/s/ Michael Sabatino
Name:	Michael Sabatino
Title:	Authorized Signatory

Signature Pages to Fourth Amendment to Credit Agreement

72ANDSUNNY PARTNERS, LLC,
a Delaware limited liability company

ACCENT MARKETING SERVICES, L.L.C.,
a Delaware limited liability company

ADRENALINA LLC,
a Delaware limited liability company

ALLISON & PARTNERS LLC,
a Delaware limited liability company

ATTENTION PARTNERS LLC,
a Delaware limited liability company

ANOMALY PARTNERS LLC,
a Delaware limited liability company

BRUCE MAU DESIGN (USA) LLC,
a Delaware limited liability company

COLLE & MCVOY LLC,
a Delaware limited liability company

COLLE & MCVOY, INC.,
a Minnesota corporation

COMMUNIFX PARTNERS LLC,
a Delaware limited liability company

COMPANY C COMMUNICATIONS, INC.,
a Delaware corporation

COMPANY C COMMUNICATIONS LLC,
a Delaware limited liability company

CRISPIN PORTER & BOGUSKY LLC,
a Delaware limited liability company

DOTGLU LLC,
a Delaware limited liability company

Signature Pages to Fourth Amendment to Credit Agreement

EXPECTING PRODUCTIONS, LLC,
a California limited liability company
By: Hudson and Sunset Media, LLC, its sole member

GUARDIANT WARRANTY, LLC,
a Delaware limited liability company

HELLO ACQUISITION INC.,
a Delaware corporation

HELLO DESIGN, LLC,
a California limited liability company

HL GROUP PARTNERS LLC,
a Delaware limited liability company

HUDSON AND SUNSET MEDIA, LLC (formerly
known as Shout Media LLC),
a California limited liability company

HW ACQUISITION LLC,
a Delaware limited liability company

INTEGRATED MEDIA SOLUTIONS PARTNERS LLC, a Delaware limited liability company

KBP HOLDINGS LLC,
a Delaware limited liability company

KBS+P ATLANTA LLC (formerly known as
FLETCHER MARTIN LLC),
a Delaware limited liability company

KIRSHENBAUM BOND SENECAL & PARTNERS
LLC (formerly known as Kirshenbaum Bond & Partners
LLC), a Delaware limited liability company

KIRSHENBAUM BOND & PARTNERS WEST LLC, a Delaware limited liability company

KWITTKEN PR LLC,
a Delaware limited liability company

MARGEOTES FERTITTA POWELL LLC,
a Delaware limited liability company

Signature Pages to Fourth Amendment to Credit Agreement

MAXXCOM (USA) FINANCE COMPANY,
a Delaware corporation

MAXXCOM (USA) HOLDINGS INC.,
a Delaware corporation

MDC ACQUISITION INC.,
a Delaware Corporation

MDC CORPORATE (US) INC.,
a Delaware corporation

MDC INNOVATION PARTNERS LLC
(d/b/a Spies & Assassins),
a Delaware limited liability company

MDC TRAVEL, INC.,
a Delaware corporation

MDC/CPB HOLDINGS INC.
(formerly known as CPB Acquisition Inc.),
a Delaware corporation

MDC/KBP ACQUISITION INC.,
a Delaware corporation

MF+P ACQUISITION CO.,
a Delaware corporation

MONO ADVERTISING, LLC,
a Delaware limited liability company

NEW TEAM LLC,
a Delaware limited liability company

NORTHSTAR RESEARCH GP LLC,
a Delaware limited liability company

NORTHSTAR RESEARCH HOLDINGS USA LP,
a Delaware limited partnership

NORTHSTAR RESEARCH PARTNERS (USA) LLC, a
Delaware limited liability company

OUTERACTIVE, LLC,
a Delaware limited liability company

Signature Pages to Fourth Amendment to Credit Agreement

PULSE MARKETING, LLC,
a Delaware limited liability company

REDSCOUT LLC,
a Delaware limited liability company

RELEVENT PARTNERS LLC,
a Delaware limited liability company

SKINNY NYC LLC,
a Delaware limited liability company

SLOANE & COMPANY LLC,
a Delaware limited liability company

SOURCE MARKETING LLC,
a New York limited liability company

TARGETCOM LLC,
a Delaware limited liability company

TC ACQUISITION INC.,
a Delaware corporation

THE ARSENAL LLC
(formerly known as Team Holdings LLC),
a Delaware limited liability company

TRACK 21 LLC,
a Delaware limited liability company

TRAFFIC GENERATORS, LLC,
a Georgia limited liability company

VARICK MEDIA MANAGEMENT LLC,
a Delaware limited liability company

VITROROBERTSON LLC,
a Delaware limited liability company

YAMAMOTO MOSS MACKENZIE, INC.,
a Delaware corporation

ZG ACQUISITION INC.,
a Delaware corporation

Signature Pages to Fourth Amendment to Credit Agreement

ZIG (USA) LLC,
a Delaware limited liability company

ZYMAN GROUP, LLC,
a Delaware limited liability company

By:	/s/ Mitchell Gendel
Name:	Mitchell Gendel
Title:	Authorized Signatory

By:	/s/ Michael Sabatino
Name:	Michael Sabatino
Title:	Authorized Signatory

Signature Pages to Fourth Amendment to Credit Agreement

ASHTON POTTER CANADA INC.,
an Ontario corporation

HENDERSON BAS, an Ontario general partnership,
by the members of its management committee

COMPUTER COMPOSITION OF CANADA INC.,
an Ontario corporation

BRUCE MAU DESIGN INC.,
an Ontario corporation

BRUCE MAU HOLDINGS LTD.,
an Ontario corporation

KBS+P CANADA INC. (formerly known as Allard
Johnson Communications Inc.),
an Ontario corporation

TREE CITY INC.,
an Ontario corporation

VERITAS COMMUNICATIONS INC.,
an Ontario corporation

656712 ONTARIO LIMITED,
an Ontario corporation

NORTHSTAR RESEARCH HOLDINGS CANADA
INC., an Ontario corporation

NORTHSTAR RESEARCH PARTNERS INC.,
an Ontario corporation

X CONNECTIONS INC., an Ontario corporation

STUDIO PICA INC., a federal company organized
under the laws of Canada

CRISPIN PORTER + BOGUSKY CANADA INC.
(formerly known as Zig Inc.), an Ontario corporation

6 DEGREES INTEGRATED COMMUNICATIONS
INC. (formerly known as Accumark Communications
Inc.), an Ontario corporation

Signature Pages to Fourth Amendment to Credit Agreement

MAXXCOM (NOVA SCOTIA) CORP.,
a Nova Scotia corporation

BRYAN MILLS IRADESSO CORP.,
an Ontario corporation

KENNA COMMUNICATIONS LP,
an Ontario limited partnership
By: Kenna Communications GP Inc.
Its general partner

CAPITAL C PARTNERS LP,
an Ontario limited partnership
By: Capital C Partners GP Inc.
Its general partner

KENNA COMMUNICATIONS GP INC.,
an Ontario corporation

CAPITAL C PARTNERS GP INC.,
an Ontario corporation

By:	/s/ Mitchell Gendel
Name:	Mitchell Gendel
Title:	Authorized Signatory

By:	/s/ Michael Sabatino
Name:	Michael Sabatino
Title:	Authorized Signatory

Signature Pages to Fourth Amendment to Credit Agreement

CRISPIN PORTER & BOGUSKY EUROPE AB

By:	/s/ Mitchell Gendel
Name:	Mitchell Gendel
Title:	Authorized Signatory

By:	/s/ Michael Sabatino
Name:	Michael Sabatino
Title:	Authorized Signatory

Signature Pages to Fourth Amendment to Credit Agreement

WELLS FARGO CAPITAL FINANCE, LLC, formerly known as Wells Fargo Foothill, LLC, as Agent and as a Lender

By:	/s/ Paul G. Chao
Name:	Paul G. Chao
Title:	Senior Vice President

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Michelle Cipriani
Name:	Michelle Cipriani
Title:	Vice President

BANK OF MONTREAL, as a Lender

By:	/s/ Naghmeh Hashemifard
Name:	Naghmeh Hashemifard
Title:	Director

Signature Pages to Fourth Amendment to Credit Agreement

Schedule C-1

Commitments

Lender	Revolver Commitment	Total Commitment
Wells Fargo Capital Finance, LLC, formerly known as Wells Fargo Foothill, LLC	$65,000,000	$65,000,000
JPMorgan Chase Bank, N.A.	$25,000,000	$25,000,000
Bank of Montreal	$10,000,000	$10,000,000

All Lenders	$100,000,000	$100,000,000